UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON,

DC 20549

FORM
8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 15, 2021

Bimini Capital Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland
001-32171
72-1571637
(State or Other Jurisdiction of
Incorporation)
(Commission File Number) (IRS Employer Identification No.)

3305 Flamingo Drive
,
Vero Beach
,
Florida
32963

(Address of Principal Executive Offices) (Zip

Code)

Registrant’s telephone number,

including area code
(
772
)
231-1400

N/A

(Former Name or Former Address, if Changed Since Last

Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the
registrant under any of the following provisions:
☐

Written communications pursuant

to Rule 425 under the Securities Act (17 CFR 230.425)
☐

Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)
☐

Pre-commencement communications pursuant to Rule 14d-2(b)

under the Exchange Act (17 CFR 240.14d-2(b))
☐

Pre-commencement communications pursuant to Rule 13e

-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the

Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of
1933 (§230.405 of this chapter) or Rule 12b-2 of the

Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☐

If an emerging growth company,

indicate by check mark if the registrant has elected not to use the extended transition period
for complying with any new or revised financial accounting

standards provided pursuant to Section 13(a) of the

Exchange
Act.

☐

Item 5.07. Submission

of Matters to a Vote

of Security Holders.
At the annual meeting of stockholders of Bimini Capital Management,

Inc. (the “Company”) held on June 15, 2021 (the
“Annual Meeting”), the stockholders voted on the following matters:

(i) the election of one Class III director,

and (ii) the
ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the
year ending December 31, 2021. As of April 15, 2021, the record date for the Annual Meeting, there were 11,640,493

shares
of common stock outstanding and entitled to vote.

The full results of the matters voted on at the annual meeting of
stockholders are set forth below:

Proposal 1— Election of Class III Director.

Based on the results presented below,

Mr. Robert J. Dwyer was elected

to our
Board to serve until the 2024 annual meeting of the Company’s stockholders or until his successor is elected and qualified
Nominee for Director For Against Abstain
Broker Non-
Votes*
Robert J. Dwyer 2,981,677 72,888 252,884 4,515,134
___________
*
Pursuant to Maryland law and the voting requirements contained in Article I, Section 1.5 of the Company’s Amended and
Restated Bylaws, broker non-votes and abstentions are not counted as votes cast on Proposal 1 and have no effect on the voting results on such proposal.

Proposal 2—Ratification of Appointment of Independent Registered

Public Accounting Firm. This proposal was ratified
upon the following vote.

For Against Abstain Broker Non-Votes
7,202,814 602,530 17,239 *
___________
*
No broker non-votes arose in connection with Proposal 2 due to the fact that the matter was considered “routine” under New
York

Stock Exchange rules.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on
its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2021

ORCHID ISLAND CAPITAL,

INC.
By: /s/ Robert E. Cauley
Robert E. Cauley
Chairman and Chief Executive Officer